UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 E. Yanonali, Suite 36

Santa Barbara, CA 93101

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 11, 2021, SunHydrogen, Inc. (the “Company”) filed a prospectus supplement to its registration statement on Form S-3 (Registration No. 333-252523), pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, to register the sale of up to 132,000,000 shares of the Company’s common stock issuable from time to time upon exercise of previously issued warrants. The warrants were issued on December 29, 2020, have an exercise price of $0.075 per share, and are exercisable until December 29, 2023.

The opinion delivered to the Company by Sichenzia Ross Ference LLP in connection with the sale of up to 132,000,000 shares of the Company’s common stock issuable upon exercise of outstanding warrants is being filed herewith in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and is incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-252523).

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Exhibit
5.1	Opinion of Sichenzia Ross Ference LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: February 11, 2021	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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